Exhibit 10.65

                              AMENDED GROUND LEASE

     This Amended Ground Lease ("Amended Lease") is executed as of the date set forth on the signature page of this document by and between the County of Presidio, Texas, acting by and through its duly authorized governing body, the Presidio County Commissioners Court (the "Lessor") and Agro Power Development, Inc., a New York corporation, acting by and through its duly authorized corporate representative (the "Lessee"), and replaces the Lease Agreement entered into by Lessor and Lessee on the 14th day of March, 1997 in its entirety. To the extent that any Provision in the Lease is inconsistent with any provision in this Amended Lease, the provisions in this Amended Lease shall control The italicized provisions constitute the additions or amendments to the terms of the original Lease.

     This Amended Lease becomes effective on the date when both Lessor and Lessee have acknowledged in writing that all conditions precedent to this Amended Lease, found in Section 9.01 herein have been satisfied.

                              PURPOSE OF THE LEASE

     The express purpose of this Amended Lease is for Lessor to provide land for the development of a commercial greenhouse by Lessee, which will provide agricultural based jobs and economic Development to the citizens of Presidio County and the tri-county area. The premises are authorized Exclusively for a commercial greenhouse operation and no other use is authorized on the premises without the prior authorization of the Lessor's governing body, the Texas Department of transportation and the Federal Aviation Administration.

     The  acreage   covered  by  this  Amended  Lease  is  not  now  needed  for aeronautical purposes, nor is it expected to be needed for such use at any time in the foreseeable future.

     This Amended Lease is a surface lease only, together with the water rights in the amounts specified in this lease. This lease in no way conveys or leases any mineral interest in this property.

                                    PROPERTY

     The real property located in Presidio County consisting of a tract of approximately One Hundred Fifty-Five (155) acres commonly referred to as the "Southern Quandrant" of the Marfa Municipal Airport, as more particularly described and set out in Exhibit "A" (the "Premises"), which is attached hereto and incorporated herein for all purposes.



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                                   LEASE TERMS

                                   ARTICLE ONE

     Section 1.01. LEASE OF PREMISES

     In consideration of the mutual covenants, conditions and agreements which follow, Lessor agrees to rent and lease to Lessee, and Lessee agrees to rent and lease from Lessor the Premises, together with all improvements located on the Premises and the right of access to and use of the streets and roads now or hereafter adjoining the Premises. Lessee, by execution of this Amended Lease, accepts the leasehold estate, subject only to the title matters described in Exhibit "B" attached hereto and incorporated herein for all purposes.

     Section 1.02 HABENDUM

     TO HAVE AND TO HOLD the Premises, together with all and singular the rights, privileges, and appurtenances thereto attaching or anywise belonging, exclusively unto Lessee and its Successors in Interest, for the term set forth in the Amended Lease, subject to the covenants, agreements, terms, provisions and limitations herein set forth.

     Section 1.03. TERM

     Unless sooner terminated as may be provided herein, this Amended Lease shall continue and remain in full force and effect for a term commencing on the effective date hereof and ending Twenty-five (25) years thereafter (the "Term"). Lessee may extend the Term for one additional period of ten (10) years under the same terms, conditions and provisions by giving written notice of such Intention to the Lessor by mail no later than One Hundred Twenty (120) days prior to the end of the Term (the "Extended Term").

     Section 1.04. WARRANTY OF PEACEFUL POSSESSION

     Lessor covenants that Lessee, on paying the Rent and performing and observing all of the covenants and agreements herein contained and provided to be performed by Lessee, shall and may peaceably and quietly have, hold, occupy, use and enjoy the Premises during the Term and any Extended Term, and may exercise all of its rights hereunder. Lessor agrees to warrant and forever defend Lessee's right to such occupancy, use and enjoyment and the title to the Premises against the claims of any and all Persons whomsoever lawfully claiming the same, or any part thereof, subject only to the provisions of this Lease.

     Section l.05. RESERVATION OF RIGHT OF FLIGHT

     There is hereby reserved to the Lessor, its successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the premises herein leased This public right of flight shall include the right to cause in said airspace any noise inherent in the operation of any aircraft used for navigation or flight through the said airspace or landing at, taking off from or operation on the Marfa Municipal Airport.



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     Section l.06. RESTRICTION PROHIBITING OBSTRUCTIONS TO AIR NAVIGATION

     Lessee is strictly  prohibited  from causing the erection of  structures or
growth  of  natural  objects  that  would   constitute  an  obstruction  to  air
navigation.

     Section 1.07. RESTRICTION PROHIBITING INTERFERENCE WITH AIR NAVIGATION AND COMMUNICATION

     Lessee is strictly prohibited from engaging in any activity on the land that would interfere with or be a hazard to the flight of aircraft over the land or to and from the airport or interfere with fair navigation and to communication facilities serving the airport.

     Section l.08. INCORPORATION OF TITLE VI.CIVIL RIGHTS ASSURANCE OBLIGATIONS

     Both Lessee and Lessor will comply with such state and federal rules and regulations as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age, or handicap be excluded from participating in any activity conducted under or benefitting from any funds received under this Amended Lease. This assurance obligates the Lessor and Lessee, and their successors in interest for the full Term and any applicable Extended Term of the Amended Lease.

                                   ARTICLE TWO

     Section 2.01. DEFINITIONS

     In addition to such other defined terms as may be set forth in this Amended Lease, the terms below shall have the following meanings:

     "Premises"- the Land and improvements described on Amended Exhibit "A".

     "Rent"- the Base Rent amount.

     "Lessee"- includes any Successor in Interest or Permitted Assignee. Any such Successor in Interest or Permitted Assignee is bound by all the terms and conditions contained herein including the exclusive use of the Premises as a commercial greenhouse operation.

                                  ARTICLE THREE

     Section-3.0l. BASE RENT

     Commencing with the effective date of this Amended Lease and continuing for the first five (5) years of the Term, Lessee shall pay to Lessor a monthly lease amount of One Thousand Dollars ($1,000.00). The first such payment of Base Rent shall be due and payable on the Effective Date of this Amended Lease and like installments shall be due and payable on the same numbered day of each month thereafter during the first five (5) years of the Term.



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     For the remaining  twenty (20) years of the Term and any extended Term, the
Base Rent amount will be adjusted annually in accordance with the most recent Consumer Price Index figures. In the event of a drop in the CPI, under no circumstances will the lease payments fall below the base amount of One Thousand Dollars ($1,000.00) a month.

                                  ARTICLE FOUR

     Section 4.01. LESSEE TO PAY COSTS

     Lessee will develop and construct the greenhouse facilities on the Premises at its own cost and expense. Lessee will insure an adequate drainage system so as not to interfere with the primary purpose of the airport. Lessor shall not have any financial obligation or other obligation of any kind under this Lease except as specifically set forth herein.

     Section 4.02. IMPROVEMENTS

     All improvements built or constructed upon the Premises and all equipment used in Connection therewith by Lessee shall be and remain the property of Lessee and may be disassembled, taken down and removed by the Lessee at the end of the Term or any Extended Term or upon earlier termination occasioned by an Event of Default.

     Section 4.03. RIGHT OF INSPECTION

     Lessor reserves the right to enter and inspect the leased premises in order to ensure that no Events of Default are occurring and in order to protect the adjoining Marfa Municipal Airport. Lessee agrees to allow such entrance and inspection by Lessor as is reasonable and agreed upon by Lessee and Lessor under the circumstances.

     In case of an emergency situation such as a fire, flood, or other calamity, Lessee grants Lessor the authority to enter immediately onto the property and to act to protect the best interests of the Marfa Municipal Airport and the surrounding landowners without obtaining prior consent from Lessee. In all other circumstances, Lessor will give Lessee written notice of their request to enter and inspect the premises.

                                  ARTICLE FIVE

     Section 5.01. EVENTS OF DEFAULT

     Any one of the following events shall be deemed to be an "Event of Default" by Lessee under this Amended Lease.

     A. Lessee shall fail to pay any sum required to be paid to Lessor under the terms and provisions of this Amended Lease and such failure shall not be cured within sixty (60) days after Lessee's receipt of written notice from Lessor of such failure.

     B. Lessee shall permanently close its commercial greenhouse operation on the Premises, or shall stop doing business as a commercial greenhouse without the



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          prior consent of Lessor.  If the greenhouse  operation is closed for a period of twelve (12) months, it shall be deemed to be permanently closed for the purposes of this section.

     C. Lessee shall change the nature or methods of the operation of the commercial greenhouse in any manner which increases the use of water from the underground wells on the property by twenty-five percent (25%) or more over a base line of 160,000,000 gallons per year. This provision shall not limit in any way the use or amount of water consumed from other sources.

     D. Lessee shall fail to perform any other covenant in this agreement, other than those listed above, required to be performed under the terms and provisions of this Amended Lease and such failure shall not be cured within One Hundred Twenty (120) days after receipt of written notice from Lessor of such failure, unless a longer time is granted by duly authorized action of the governing body of Lessor.

     E. A court having jurisdiction shall enter an order for relief in any involuntary case commenced against Lessee, as debtor, under the Federal Bankruptcy Code, as now or hereafter constituted, or the entry of a decree or order by a court having jurisdiction over the Premises appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of or for Lessee or any substantial part of the properties of Lessee or ordering the winding up or liquidation of the affairs of Lessee.

     F. The commencement by Lessee of a voluntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or the consent or acquiescence by Lessee to the commencement of a case under such Code or law or to the appointment of or taking possession by custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of or for Lessee or any substantial part of the properties of Lessee.

     G.   Lessee shall fail to comply with the provisions  contained in Sections
          1.05 through 1.08 of this Amended Lease, as required by the Federal Aviation Administration and the Texas Department of Transportation, and Lessee shall fail to initiate measures to cure such default within ten (10) days of notice thereof

     Section 5.02. LESSOR'S RIGHT TO EXPEL

     Should any of the above Events of Default occur during the Term or any Extended Term and Lessee fails to cure such event after receiving applicable notice thereof, Lessor may, at its option, declare this Amended Lease and all rights and interests created by it to be terminated. In the event that Lessor terminates the Amended Lease, Lessee shall be given written notice to vacate the premises by Lessor, and Lessee so agrees to vacate the Premises and to remove all improvements and restore the Premises to its pre-Lease condition within Two Hundred Seventy (270) days after receipt of such notice.

     Section 5.03. LIQUIDATED DAMAGES

     Both Lessor and Lessee agree that Lessor would suffer damages as a result of such Amended Lease termination. Lessee hereby agrees that a reasonable sum for liquidated damages in the event of lease termination due to Lessee's default would be a lump sum payment to Lessor of One-Third (1/3) of all remaining rents due under the Term or the Extended Term of the Amended Lease. The time period for computing the liquidated damages begins as of the date of default or of the last lease payment, whichever is later in time. Venue for any suit to enforce this provision lies exclusively in the district court of Presidio County, Texas.

     Section 5.04. RIGHTS OF LESSOR CUMULATIVE

     All rights and remedies of Lessor provided for in this Amended Lease shall be construed and held to be cumulative, and no single right or remedy shall be exclusive of any other which is consistent with the former. Lessor shall have the right to pursue any or all of the rights or remedies set forth herein, as well as any other consistent remedy or relief which may be available at law or in equity, but which is not set forth herein. No waiver by Lessor of a breach of any of the covenants, conditions or restrictions of this Amended Lease shall be construed or held to be a waiver of any succeeding or preceding breach of the same or of any other covenant, condition or restriction herein contained. The failure of Lessor to insist in any one or more cases upon the strict performance of any of the covenants of this Amended Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment of future breaches of such covenant or option.

                                   ARTICLE SIX

     Section 6.01. LESSOR DEFAULT

     Should Lessor fail to perform any of the obligations or covenants contained in this Amended Lease, and such failure shall not be cured within sixty (60) days after receipt of written notice from Lessee of such failure, then Lessee shall be entitled to enforce any one or more of the following rights and remedies:

     A. Lessee shall be entitled to cease paying all Rent and other amounts owed to Lessor under this Amended Lease until such time as the default is cured;

     B. Lessee shall be entitled to require Lessor to specifically perform its obligations under this Amended Lease or restrain or enjoin Lessor from continuing the activities that constitute the default of Lessor; and

     C. Lessee shall be entitled to exercise all other rights and remedies available to Lessee under this Amended Lease or otherwise available to Lessee at law or in equity as a consequence of the Lessor's default.

     Section 6.02. RIGHTS OF LESSEE CUMULATIVE

     All rights and remedies of Lessee provided for in this Amended Lease shall be construed and held to be cumulative, and no single right or remedy shall be exclusive of any other which is consistent with the former. Lessee shall have the right to pursue any or all of the rights or remedies set forth herein, as well as any other consistent remedy or relief which may be available at law or in equity, but which is not set forth herein. No waiver by Lessee of a breach of any of the covenants, Conditions or restrictions of this Amended Lease shall be construed or held to be a waiver of any succeeding or preceding breach of the same or of any other covenant, condition or restriction herein contained. The failure of Lessee to insist in any one or more cases upon the strict performance of any of the covenants of this Amended Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment of future breaches of such covenant or option.

                                  ARTICLE SEVEN

     Section 7.01. ASSIGNMENT BY LESSEE

     This Amended Lease is assignable by Lessee as collateral to secure financing or to any other entity solely for operation of a commercial greenhouse operation on the Premises ("Permitted Assignee").

     Lessee is hereby authorized to assign its interest in this Amended Lease to its affiliate Village Farms of Marfa, L. P., a limited partnership organized under the laws of Delaware. Any Affiliate or Permitted Assignee of Lessee who assumes Lessee's responsibilities under this Amended Lease hereby agrees to be bound by and fully comply with all terms of the Amended Lease.

     Section 7.02. SALE OR ASSIGNMENT BY LESSOR

     Any sale or mortgage of the Premises of Lessor or any liens placed or suffered by Lessor encumbering Lessor's interest shall be expressly subject and subordinate to this Amended Lease, to all obligations of Lessor hereunder, and to all the rights, titles, interests and estates of Lessee created or arising hereunder.

                                  ARTICLE EIGHT

     Section 8.01. PAYMENT OF TAXES

     As the public property of Lessor is to be leased to Lessee, a private corporation, for the purpose of a private commercial enterprise, there is no exemption from ad valorem taxation under the Texas Constitution. Both Lessor and Lessee have agreed that a tax abatement is not appropriate under the circumstances, and Lessee agrees to pay all assessed ad valorem taxes on the Premises attributable to the leasehold interest of Lessee when due during the Term and any extension of the Term.

                                  ARTICLE NINE

     Section 9.01. CONDITIONS PRECEDENT TO THIS AMENDED LEASE

     Notwithstanding any and all other provisions, this Amended Lease shall not be effective or binding on the Lessee or the Lessor until the following conditions have occurred or been completed to the satisfaction of Lessee and Lessor, as evidenced by an acknowledgment signed and dated by both parties and attached to this Amended Lease as Exhibit "C " and made a part hereof for all purposes:

     A. A complete corrected survey with plat and metes and bounds description of the Premises shall be completed and added to the Amended Lease as Exhibit "A".

     B. An environmental site survey has been conducted on the Premises showing the Premise to be free of all Hazardous Materials or other contaminates.

     C. Evidence of good title to the leasehold estate under this Amended Lease is established to the satisfaction of the Lessee of the leasehold estate. Such evidence may be a title policy commitment issued by a reputable title insurance company insuring the leasehold title of Lessee in such amount as necessary to satisfy the Lessee that the leasehold title with all improvements is adequately insured against adverse claims; or such other title evidence satisfactory to the Lessee.

     D. Satisfactory evidence that no easements or other encumbrances exist on the property which would interfere with the intended use of the Premises by Lessee.

     E. This Amended Lease is further contingent upon Lessee's successful closing of all financial borrowing necessary for Lessee to fund the contemplated project.

     F.   This Lease is  further  contingent  upon  Lessor's  obtaining  written
          consent  to  the   Amended   Lease  from  the  Texas   Department   of
          Transportation and the Federal Aviation Administration.

                                   ARTICLE TEN

     Section 10.01. NOTICES

     Notices or communications to Lessor or Lessee required or appropriate under this Amended Lease shall be in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) registered or certified United States mail, postage prepaid, or (d) prepaid telecopy ifconfirmed by expedited delivery service or by mail in the manner previously described, address is as follows:

     if to Lessee:      Chief Executive Officer
                        Agro Power Development, Inc.
                        10 Alvin Court
                        East Brunswick, New Jersey 08816
     if to Lessor:      Presidio County Judge
                        Post Office Box 606
                        Marfa, Texas 79843

     with a copy to:    Presidio County Attorney
                        Post Office Drawer M
                        Marfa, Texas 79843

or to such other address or to the attention of such other person as hereafter shall be designated in writing by such party. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of deposit in the mail in the manner provided herein, or in the case of telecopy, upon receipt.

     Section 10.02. APPLICABLE LAW

     This Amended Lease shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Presidio County, Texas. Venue for any action arising out of this Amended Lease shall lie exclusively in the state district court of Presidio County, Texas.

     Section 10.03. RIGHTS CUMULATIVE

     All rights, options and remedies of Lessor and Lessee contained in this Amended Lease shall be construed and held to be cumulative and no one of them shall be exclusive of the other. Lessor and Lessee shall each have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity whether or not stated in this Amended Lease.

     Section 10.04. NONWAIVER

     No waiver by Lessor or Lessee of a breach of any of the covenants, conditions or restrictions of this Amended Lease shall constitute a waiver by Lessor or Lessee of any subsequent breach of any of the covenants, conditions or restrictions of this Amended Lease. The failure of Lessor or Lessee to insist in any one or more cases upon the strict performance of any of the covenants of the Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Lessor or acceptance of payment by Lessor of rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by Lessor or Lessee of any provision of this Amended Lease shall be deemed to have been made or shall be effective unless properly authorized, expressed in writing and signed by the party to be charged.

     Section 10.05. TERMINOLOGY

     Unless the context of this Amended Lease clearly requires otherwise, (a) pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character; (b) the singular shall include the plural wherever


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and as often as may be appropriate (c) the word "includes" or "including"  shall mean "including without limitation".

     The section, article and other headings in this Amended Lease are for reference purposes and shall not control or affect the construction of this Amended Lease or the interpretation hereof in any respect. Article, section and subsection and exhibit references are to this Amended Lease unless otherwise specified. All references to a specific time of day in this Amended Lease shall be based upon Central Standard Time.

     Section 10.06. SEVERABILITY

     If any clause or provision of this Amended Lease is illegal, invalid or unenforceable under present or future laws effective during the Term or any extended Term of this Amended Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Amended Lease shall not be affected thereby.

     Section 10.07. ENTIRE AGREEMENT

     This Amended Lease, together with the exhibits attached hereto, contains the final and entire agreement between the parties hereto and contains all of the terms and conditions agreed upon, and no other agreements, oral or otherwise, regarding the subject matter of this Amended Lease shall be deemed to exist or to bind the parties hereto; it being the intent of the parties that neither shall be bound any term, condition or representation not herein written.

     Section 10.08. AMENDMENT

     No amendment, modification or alteration of the terms of this Amended Lease shall be binding unless the same be in writing, dated on or subsequent to the date hereof, and duly executed by Lessee and by Lessor. Lessor's approval of an amendment, modification or alteration of the terms of the Lease is binding only if voted upon in open session at a duly called and authorized meeting of the governing body of Lessor, the Presidio County Commissioners Court, with the agenda of such meeting being properly posted in accordance with the requirements of the Texas Open Meetings Act.

     Section 10.09. SUCCESSORS IN INTEREST

     All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors and assignees, including, any successor by merger, consolidation of Lessee into another business entity, or permitted assignment (the "Successor in Interest").

     The terms of this Amended Lease become applicable to any Mortgagee, Assignee or Successor in Interest immediately upon the date of foreclosure on Lessee's interest in this Lease, upon the recordation of a Deed in Lieu of Foreclosure, or upon transfer of legal ownership of Lessee's interest in this Lease to any another business entity, including a Mortgagee or Assignee. Any such Mortgagee, Assignee or Successor in Interest shall be responsible for curing any prior default by the Lessee if that is reasonably, possible, paying any back taxes owed by the Lessee, and complying with all terms and conditions of this Amended Lease until the end of the Term or Extended Term of this Amended Lease.

     Section 10.10. HAZARDOUS MATERIALS

     Notwithstanding anything contained in this Amended Lease to the contrary, if Lessee finds any Hazardous Materials (hereinafter defined) on the Premises as a result of the environmental survey to be conducted pursuant to this Lease, then Lessee shall have the right to terminate this Lease by delivering written notice thereof to Lessor. If Lessee terminates this Lease as a result of finding Hazardous Materials on the Premises, then neither party hereto shall have any further rights, duties or obligations hereunder.

     Lessee hereby agrees that no hazardous materials will be deposited on the leased premises during the Term or Extended Term of this Amended Lease, except for those used in Lessee's agricultural operations. Lessee agrees to handle and dispose of these substances in accordance with all applicable state and federal environmental laws, rules and regulations. Should hazardous materials be deposited on the premises in violation of any applicable environmental law, rule or regulation during the Term or Extended Term of the Amended Lease, Lessee agrees to be financially responsible for any clean up which is necessary to restore the premises to its pre-Lease condition.

     As used in this Amended Lease, "Hazardous Materials" shall mean (I) any "Hazardous Waste" is defined by the Resource Conservation and Recovery Act of 1976 (42 U. S.C. Section 6091 et seq.), is amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Action of 1980 (42 U.S.C. Section 6091 et seq. ), as amended from time to time, and regulations Promulgated thereunder, (iii) polychlorinated biphenyls; (iv) underground storage tanks, whether empty, filled or partially filled with any substance; (v) any substance the presence of which on the Premises is prohibited by any governmental requirements; and (vi) any other substance which by any Governmental requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment or disposal.

                                 ARTICLE ELEVEN

     Section 11.01. ATTORNEY'S FEES.

     If either party is required to commence legal proceedings relating to this Amended Lease, the prevailing party shall be entitled to receive reimbursement for its reasonable attorney's fees and costs of suit.

     EXECUTED by the respective parties on the dates specified on the following page. When all preconditions to this Amended Ground Lease, as set out in Section
9. 01 herein, have been accomplished to the satisfaction of the Lessor and Lessee, such parties shall acknowledge that fact in writing and on that date this Amended Ground Lease shall come into full force and effect.

PRESIDIO COUNTY, TEXAS                  AGRO POWER DEVELOPMENT, INC.
"Lessor"                                "Lessee"


-----------------------------           -----------------------------
Jake Brisbin, Jr                        Albert Vanzeyst
Presidio County Judge                   President

ATTEST:


-----------------------------           -----------------------------
Ramona Lara                             Ramona Lara
Presidio County Clerk                   Presidio County Clerk


STATE OF TEXAS             ss.

COUNTY OF PRESIDIO         ss.

     Before me, the undersigned authority, on this day personally appeared Jake Brisbin, Jr., known to me to be the person whose name is subscribed to the foregoing Amended Ground Lease, and known to me to be the Presidio County Judge, and acknowledged to me that he executed said instrument for the purposes and consideration herein expressed, and in the capacity therein stated.

     SUBSCRIBED AND SWORN TO before me this ____ day of _____________, 1997, to which witness my hand and official seal.


                                          --------------------------------------
                                          Carolyn Renfroe
                                          Notary Public, in and for the State of
                                          Texas

STATE OF TEXAS             ss.

COUNTY OF PRESIDIO         ss.

     Before me, the undersigned authority, on this day personally appeared Albert Vanzeyst, known to me to be the person whose name is subscribed to the foregoing Amended Ground Lease, and known to me to be the President of Agro Power Development, Inc., a New York corporation, and acknowledged to me that he executed said instrument for the purposes and consideration herein (-expressed, and in the capacity therein stated.

     SUBSCRIBED AND SWORN TO before me this ____day _________of, 1997, to which witness my hand and official seal.


                                          --------------------------------------
                                          Carolyn Renfroe
                                          Notary Public, in and for the State of
                                          Texas

EXHIBIT A

FIELD NOTES DESCRIBING A 155.72 ACRE TRACT OF LAND, IN SECTIONS 249, 250, 251, AND 252, BLOCK 8, GH&SA RR COMPANY SURVEY, PRESIDIO COUNTY, TEXAS. THE 155.72 ACRE TRACT IS PART OF THE PROPERTY CONVEYED FROM DOROTHY GAGE FORKER, ET AL, TO PRESIDIO COUNTY BY WARRANTY DEED RECORDED IN VOLUME 113, PAGE 223, AND FROM MRS. W.A. MINNS, ET AL, BY WARRANTY DEED RECORED IN VOLUME 113, PAGE 221, DEED RECORDS SAID 155.72 ACRE TRACT OF LAND BEING MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

BEGINNING at a 5/8 inch rebar set at the intersection of the West right-of-way line of State Highway 17, as marked on the ground, and the Southwest BRL of runway 12-30 of Marfa Municipal Airport, for the Northeast corner of this tract, said BRL is parallel to and 390 feet Southwest of the centerline of said runway 12-30, whence a concrete highway right-of-way marker found in said right-of-way line bears North 17(0)15'36' East 1403.75 feet, and a 1/2 inch iron pipe with an aluminum cap marked "PIPER SURVEYING COMPANY, 249, 250, 251, 252, BLK 8, PLS 1974", found at the common corner of Sections 249, 250, 251, and 252, Block 8, GH&SA RR Company Survey, Presidio County, Texas, bears South 70(0)45'24" West 1341.99 feet, and from said found, 1/2 inch iron pipe a one inch iron pipe marked "SE150, NE153, NW249, SW252", found in center of a rock mound, at the common corner of Sections 150, 153, 249, and 252, of Sections 150, 153, 249, and 252, said Block 8, bears South 89(0)58'53" West 5303.86 feet, property for State Highway 17 conveyed from A.S. Gage Estate to State of Texas, right-of-way recorded in volume 113, page 180, deed records, property in Section 250 and
Section 251, said Block 8, conveyed from Dorothy Gage Forker, et al, to Presidio County by warranty deed recorded in volume 113, page 223, deed records, and property in Section 249 and Section 252, said Block 8, conveyed from Mrs. W.A. Mimms, et al, to Presidio County by warranty deed recorded in volume 113, page 221, deed records;

THENCE South 17(0)15'36" West with said West right-of-way line, at 462.77 feet the common line of Section 251 and Section 250, said Block 8, and at 695.48 feet pass a found concrete highway right-of-way marker, continuing for a total distance of 1047.62 feet to a six inch wood post, a fence corner at the Southeast corner of said airport, for the Southeast corner of this tract;

THENCE South 89(0)56'24" West with the South boundary line of said airport property and a wire fence line, at 955.19 feet the common line of said Section 250 and Section 249, continuing for a total distance of 4326.42 feet to a 5/8 inch rebar set at the intersection of said South boundary line and the Southeast BRL of runway 3-21 of said airport, for the Southwest corner of this tract, said BRL is parallel to and 265 feet Southeast of the projected centerline of said runway 3-21;

THENCE North 45(0)01'32" East with said BRL, at 794.83 feet the common line of said Section 249, and Section 252, continuing for a total distance of 1148.62 feet to a 5/8 inch rebar, set at the intersection of said BRL and the Southwest line of the protection zone of runway 3-21, for a corner of this tract;

THENCE South 44(0)58'28" East 85.0 feet, with said protection zone Southwest line, to a 5/8 inch rebar set at the South corner of said protection zone, for an interior corner of this tract;

THENCE North 39(0)18'53" East 854.25 feet with the Southeast line of said protection zone, to a 5/8 inch rebar set at the intersection of said protection zone Southeast line and said BRL, for a corner of this tract;

THENCE North 45(0)01'32' East 312.24 feet with said BRL, to a 5/8 inch rebar set at a BRL comer, being 65.5 feet Southwest of the centerline of taxiway entering said runway 3-21, for a corner of this tract;

THENCE South 89(0)59'14" East 424.65 feet, with said BRL, to a 5/8 inch rebar set at a BRL comer, for a corner of this tract;

THENCE North 45(0)00'01' East 1269.14 feet, with said BRL, to a 5/8 inch rebar set at a BRL comer, for a corner of this tract;

THENCE South 89(0)59'35" East 155.54 feet, with said BRL, to a 5/8 inch rebar set at a BRL comer, for a corner of this tract;

THENCE South 44(0)59'1 1" East with said BRL, being parallel to and 390 feet Southwest of the centerline of runway 12-30 of said airport, at 371.13 feet the common line of said Section 252 and Section 251, continuing for a total distance of 2157.03 feet to the "Point of Beginning".

CONTAINING 39.74 acres in Section 249, 13.37 acres in Section 250, 30.51 acres in Section 251, and 72.10 acres in Section 252, for a total of 155.72 acres, more or less.

                                    EXHIBIT B

Commitment Number:

G.F. Number A-0005-97

                            EXCEPTIONS FROM COVERAGE

In addition to the Exclusions and Conditions and Stipulations, your Policy will not cover loss, costs, attorney's fees, and expenses resulting from

1. The following restrictive covenants of record itemized below (We must either insert specific recording data or delete this exceptions):

     as shown in Surrender of Leasehold dated March 10, 1947 from United States of America to County of Presidio Texas, filed for record May 3, 1947 in Volume 125, Page 212, Deed Records of Presidio County, Texas.

2. Any discrepancies, conflicts or shortages in area or boundary lines, or any encroachments or protrusions, or any overlapping of improvements.

3. Homestead or community property or survivorship rights, if any, of any spouse of any insured. (Applies to the Owner Policy only.)

4. Any titles or rights asserted by anyone, including, but not limited to, persons, the public, corporations, governments or other entities,

     a. to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or

     b. to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or

     c. to filled in lands, or artificial islands, or

     d. to statutory water rights, including riparian rights, or

     e. to the area extending from the line of mean low tide to the line of vegetation, or the right of access to that area or easement along and across that area.

(Applies to the Owner Policy only.)

5. Standby fees, taxes and assessments by any taxing authority for the year 19__ and subsequent years. and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership.

6. The terms and conditions of the documents creating your interest in the land.

7. Materials furnished or labor performed in connection with planned construction before signing and delivering the lien document described in Schedule A, if the land is part of the homestead of the owner. (Applies to the Mortgagee Title Policy Binder on Interim Construction Loan only, and may be deleted if satisfactory evidence is furnished to us before a binder is issued.)

8. Liens and leases that affect the title to the land, but that are subordinate to the lien of the insured mortgage. (Applies to Mortgagee Policy only.)

9. The following matters and all terms of the documents creating or offering evidence of the matters (We must insert matters or delete this exception.):

     (a) Leasehold Estate by that certain Lease Agreement between The County of Presidio, Texas, as Lessor and Agro Power Development, Inc., as Lessee, dated to be effective as of the 14th day of March, 1997, filed for record in Volume ___, Page _, Deed Records of Presidio County, Texas, assigned to Village Farms of Marfa, L.P. by Assignment of Lease dated , filed for record in Volume __, Page __, Deed Records of Presidio County, Texas.

     (b) Easement dated October 9, 1978, from the County of Presidio, Texas to Southwestern Bell Telephone Company, of record in Volume 218, Page 480, Deed Records of Presidio County, Texas.

     (c) Reversionary rights as set forth in Surrender of Leasehold dated March 10, 1947 from the United States of America to the County of Presidio Texas, of record in Volume 125, Page 212, Deed Records of Presidio County, Texas.

     (d) Title to all oil, gas and minerals and other elements not constituting part of the surface estate in the property described on Schedule A, together with all rights, privileges and immunities relating thereto.

     (e) Building restriction line as shown on the survey made by Carlos Trevino, Registered Professional Land Surveyor for the State of Texas, dated May 7, 1997.